SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934 (Certificate No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only as permitted by Rule 14c-6(e)(2)

☒ Definitive Information Statement

ADVANCED BIOTHERAPY, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

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(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ADVANCED BIOTHERAPY, INC.

141 West Jackson Blvd Suite 2182 Chicago, IL 60604 Telephone 312-427-1912 Fax 312-427-5396 www.advancedbiotherapy.com
September 14, 2006
Dear Stockholders,

I wanted to take a moment to introduce myself. My name is Christopher Capps and I am the new President and CEO of Advanced Biotherapy Inc. I am very excited to be given this chance to direct Advanced Biotherapy given its outstanding Intellectual Property and newly secured capital which I believe will create opportunities going forward. This company has recently experienced difficult financial times. While former management worked hard for you, the stockholders, it proved difficult to create value given the lack of financial resources in the costly field of biotechnology. Many of our biggest competitors have considerably more ability to pay the costs associated with the research and testing necessary to fulfill the FDA’s high standards required to move a product ultimately to the market. We will use the new capital that we have to create new ideas, protect our intellectual property, hopefully create alliances with companies willing to work with us in the final stages of development and to acquire a business or businesses that we hope will sustain profitability. We believe that we can earn enough interest on our cash in the short term to pay the bills required to operate and will be investigating acquisitions and other business ideas that we hope will lead to success as time evolves.

We are grateful to Dr. Simon Skurkovich for the contributions he has made to our technology and he will still be involved in the same way. We are grateful for your patience as investors and we believe that we now have a company with a more secure future that can take advantage of its intellectual property. We look forward to a great new year and many more to come.

Sincerely,

Christopher W. Capps
President and CEO

Statements made in this letter, other than statements of historical fact, are forward-looking statements and are subject to a number of uncertainties that could cause actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. Readers are cautioned not to place reliance on these forward-looking statements, which speak only as of the date the statements were made. See the Company's public filings with the Securities and Exchange Commission for further information about risks and uncertainties that may affect the Company and the results or expectations expressed in our forward-looking statements.

ADVANCED BIOTHERAPY, INC.
141 WEST JACKSON BOULEVARD, SUITE 2182
CHICAGO, ILLINOIS 60604
(312) 427-1912

INFORMATION STATEMENT DATED SEPTEMBER 14, 2006

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of Advanced Biotherapy, Inc., a Delaware corporation, which we refer to herein as “Company,” “we,” “our” or “us.” The mailing date of this Information Statement is on or about September 14, 2006.

On August 29, 2006, the record date for determining the identity of stockholders who are entitled to receive this information statement, 163,000,739 shares of our common stock were issued and outstanding. The common stock constitutes the sole outstanding class of voting securities of the Company. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On August 29, 2006, our two stockholders, Richard P. Kiphart and Simon Skurkovich, M.D., who at that time beneficially owned in the aggregate 91,100,573 shares, or approximately 56%, of our issued and outstanding common stock, consented in writing to the following:

To amend our Certificate of Incorporation to increase the number of authorized shares of Company common stock from Two Hundred Million (200,000,000) to Two Billion (2,000,000,000) shares of common stock (the “Amendment to Certificate”).

Since our stockholders holding at least a majority of our outstanding common stock at the record date have voted in favor of the Amendment to Certificate, and have sufficient voting power to approve such proposal through their ownership of common stock, no other stockholder consents will be solicited in connection with this Information Statement. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934 (the “Exchange Act”), the Amendment to Certificate will not become effective until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the Amendment to Certificate will be effected on or about the close of business on October 5, 2006. This Information Statement also will serve as written notice to stockholders pursuant to Section 228(e) of the Delaware General Corporation Law, referred to herein as the “Delaware Law.”

Our board of directors also has unanimously approved the Amendment to Certificate.

Pursuant to the Delaware Law, a majority of the outstanding shares of voting stock entitled to vote thereon is required in order to approve the Amendment to Certificate. The elimination of the need for a special meeting of stockholders to approve the Amendment to Certificate is authorized by Section 228 of the Delaware Law, which provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a written consent is signed by stockholders holding at least a majority of the voting power of the corporation, except that if a different proportion of voting power is required for such action at a meeting, then that proportion of written consents is required. Where an action is authorized by written consent, no meeting of stockholders need be called.

Accordingly, the action to approve the Amendment to Certificate will not be submitted to our other stockholders for a vote and this Information Statement is being furnished to our stockholders only to provide the prompt notice of the taking of such action.

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this information statement to the beneficial owners of our common stock.

SHARE PURCHASE AND DEBT RESTRUCTURE AGREEMENT

The following is only a summary of the material provisions of the Share Purchase and Debt Restructure Agreement, dated as of August 28, 2006 (“Agreement”), by and between the Company and Richard P. Kiphart (“Noteholder”). The Agreement may be obtained from the Securities and Exchange Commission or upon request to our principal office.

Agreement. The purpose of the Agreement is to generate new capital for the Company through the sale of new shares to the Noteholder, and to restructure the Company’s long-term and short-term debt into equity, among other purposes. The cash to be contributed by the Noteholder is intended to be used for working capital and possible acquisitions. The closing of the transactions (“Transactions”) contemplated by the Agreement is subject to satisfaction of certain conditions which have not been satisfied as of the date of this Information Statement, but are expected to be completed in approximately 20 days.

Sale of Company Shares. Subject to the terms and conditions of the Agreement, the Company agreed to sell an aggregate of 433,333,333 shares (“New Shares”) of Company common stock, $0.001 par value per share, at $0.015 per share to the Noteholder, family members of the Noteholder, Christopher W. Capps, the Company’s new President and Chief Executive Officer, and prospective board members, for the aggregate sum of $6,500,000 (“New Capital”). The Company has received $1,100,000 of the New Capital from the Noteholder as of the date of this Information Statement for which the Noteholder acquired 73,333,333 shares of Company common stock.

Adjustment of Conversion Price. Pursuant to the Agreement, the Company agreed to adjust the conversion price of all outstanding Convertible Notes, including, without limitation, its 2002 Convertible Notes due June 1, 2006, the 2003 Convertible Notes due September 30, 2007, and the 2005 Convertible Notes due September 30, 2009. Additionally, the Company will adjust the conversion price of all its other convertible notes, and authorize the holders of its other promissory notes, to exchange the principal and accrued interest thereon for shares of Company common stock at the rate of one share for each $0.015 of Company indebtedness.

Conversion by Noteholder.  In addition, the Noteholder agreed to convert all of his Convertible Notes and other Company promissory notes into shares of common stock at the same $0.015 per share conversion price.  Subject to the filing of the Amendment to Certificate in accordance with the Agreement, the Noteholder will acquire approximately 365,000,000 shares of Company common stock upon conversion of his Convertible Notes and other promissory notes, at an estimated conversion date of October 5, 2006.
Conversion of Company Debt into Equity.  As a condition to the Transaction (which may be waived by Noteholder), the other holders (“Other Holders”) of convertible notes and other promissory notes and indebtedness owed by the Company, including accrued unpaid salaries, have agreed to convert the principal amount thereof, together with accrued interest thereon, into shares of Company common stock, at the price of $0.015 per share.  The other Holders have received, or will receive upon filing of the Amendment to Certificate, approximately 95,000,000 aggregate shares of Company common stock upon conversion of their Company debt into shares of common stock.
Stockholder Rights Offering.  As a condition to the Company’s entering into the Agreement, the Noteholder agrees to cause the Company to commence a stockholder rights offering (“Rights Offering”) for shares of Company common stock, to be offered to the Company’s stockholders, excluding the Noteholder his affiliates and family members, at a price of $0.015 per share.  The Rights Offering will provide that each stockholder will have the right to purchase up to ten (10) shares of Company common stock for each one (1) share then held by the stockholder, at $0.015 per share.  The Rights Offering is subject to the registration rules and procedures of the Securities and Exchange Commission and applicable state securities agencies, as more specifically set forth in the Agreement.  It is expected that the Company also will include in its registration statement to be filed with respect to the Rights Offering the shares of common stock, to be issued to former officers to whom the Company owed accrued salaries and certain holders of accounts payable, as provided in the Agreement, as well as holders of shares entitled to piggy-back registration rights previously granted by the Company.
Stock Options. The Noteholder agreed to the grant of new stock options to members of the Board of Directors and the Advisory Board to purchase 7,210,000 aggregate shares of Company common stock at an exercise price of $0.03 per share, and the grant of new stock options to certain consultants to purchase 350,000 aggregate shares at the same exercise price, with the specific consultants and grant amounts to be mutually approved by the Special Committee and the Noteholder.
Fairness Opinion.  As a condition to closing, the Board of Directors has received a written opinion from an independent investment banking firm, that the total consideration to be received by the Company as contemplated by the Agreement is fair, from a financial point of view, to the Company’s stockholders.
Special Committee.  The Agreement provides for the appointment of a special committee consisting of three directors whose responsibility will be to oversee, monitor and enforce compliance of the Agreement by the Noteholder and the Company.  The Special Committee, among other powers, has the right to review and discuss with management compliance by the Company and the Noteholder of their respective obligations under the Agreement; to investigate, review and analyze any matter brought to its attention; to engage advisors, including attorneys, accountants and other consultants, to assist in the discharge of the Committee’s responsibilities, including enforcement of the Agreement; to approve and execute any modification or amendment of the Agreement, as it deems reasonable or appropriate, and to take such other actions as it deems necessary or appropriate in connection with the foregoing.  The Company is responsible for the fees and expenses of the Special Committee, including its outside advisors.  The Special Committee will be initially comprised of three members of the Board. The membership, term and termination of the Special Committee will be described in the Agreement.  The Company agrees to indemnify and hold harmless members of the Special Committee, against claims by the Noteholder or any stockholder of the Company.

In the Agreement, the Noteholder agreed to a release of claims against the Company and its directors, officers and representatives, arising prior to the closing of the Transactions, except for claims arising from fraud or willful misconduct, or failure to comply with the Agreement.
The Noteholder further agreed, for a period of one year from the closing, not to approve, or permit the Company to approve, any merger or consolidation of the Company unless the Company shall be the surviving corporation, or any transaction which enables Company stockholders to exercise appraisal rights under Delaware law, or any exchange, reclassification or cancellation of Company shares of common stock, including a reverse stock split, provided that the one-year restrictive period may be shortened upon approval by the holders of a majority of the outstanding shares of Company common stock not held by the Noteholder, his affiliates and family members,  or upon approval by the Special Committee.
Changes in Control.  After acquiring the New Shares and converting his Convertible Notes and other promissory notes, the Noteholder will hold approximately 83% of all issued and outstanding shares of Company common stock, subject to the Rights Offering.  Accordingly, the Noteholder will acquire an aggregate number of shares of the Company common stock which results in a change in control with respect to the stock ownership of the Company such that the Noteholder holds the majority of the issued and outstanding shares of Company common stock.  As a result of his share ownership, and percentage interest, the Noteholder will be able to elect all of the directors who comprise the Board of Directors, which represents a change in the majority control of the Board.  He agrees to elect the members of the Special Committee as directors of the Company until the termination of the Special Committee.
New Chairman of the Board and Chief Executive Officer.  The Board of Directors appointed Richard P. Kiphart as the new non-executive Chairman of the Board, Christopher W. Capps as the new President and Chief Executive Officer, and Thomas J. Pernice, as Secretary and Treasurer.  The Company will move its executive offices to Chicago.

Amendment to Certificate of Incorporation.  The Agreement provides that the Company will amend its Certificate of Incorporation to increase the number of authorized shares of common stock to 2,000,000,000 from 200,000,000 shares of common stock.  Upon filing of the Amendment to Certificate, the Company would have authorized 2,020,000,000 shares of capital stock, consisting of 2,000,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, none of which has been issued.
FORWARD-LOOKING STATEMENTS
This Information Statement and other reports we file with the Securities and Exchange Commission (“SEC”) contain forward-looking statements relating to, among other things, the closing of the Transaction, and our future performance, our business, and future events.  All statements other than statements of historical facts are forward-looking statements, including, without limitation, any statements regarding future performance.  Some of these forward-looking statements may be identified by the use of words in the statements such as "anticipate," "estimate," “could” "expect," "project," "intend," "plan," "believe,” “seek,” “should,” “may,” “assume,” “continue,” variations of such words and similar expressions.  These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions that are difficult to predict.  We caution you that our performance and results could differ materially from what is expressed, implied, or forecast by our forward-looking statements.  Future operating results and the Company’s stock price may be affected by a number of factors, including, without limitation: (i) availability of capital; (ii) opportunities for joint ventures and corporate partnering; (iii) opportunities for mergers and acquisitions to expand the Company’s biotechnology base or acquire revenue generating business; (iv) regulatory approvals of preclinical and clinical trials; (v) intellectual property matters (patents); and (vi) competition.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled “Item 1. Business,” and all subsections therein, including, without limitation, the subsections entitled, Technical Background, Government Regulation, Federal Drug Administration Regulation, Competition, and Factors That May Affect the Company, and the section entitled “Market for Registrant's Common Stock and Related Stockholder Matters,” all contained in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005.  Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect.  Therefore, you should not rely on any such forward-looking statements.  Except as required under federal securities laws and the rules and regulations of the SEC, we do not intend to update publicly any forward-looking statements to reflect actual results or changes in other factors affecting such forward-looking statements.
For a detailed discussion of these and other risk factors, please refer to our filings with the SEC on Forms 10-KSB, 10-QSB and 8-K.  You can obtain copies of these reports and other filings for free at the SEC’s Web site at www.sec.gov or from commercial document retrieval services.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the Common Stock ownership, including options to purchase stock, of each person known by the Company to be the beneficial owner of five percent (5%) or more of the Company's Common Stock, each director individually and all officers and directors of the Company as a group as of August 29, 2006. Each person has sole voting and investment power with respect to the shares of Common Stock shown, unless otherwise noted, and all ownership is of record and beneficial. The share amounts for Richard P. Kiphart, Simon Skurkovich, M.D., and Edmond F. Buccellato have been adjusted to reflect the issuance of 73,333,333 shares to Mr. Kiphart for $1,100,000 of New Capital received from him, and issuance of new shares to Dr. Skurkovich and Mr. Buccellato upon conversion of certain indebtedness owed to them by the Company, all pursuant to the Agreement.  As of August 29, 2006, the Company had 163,000,739 shares of Common Stock outstanding.

Name and Address of Owner	Number of Shares Beneficially Owned	Percentage of Total

Richard P. Kiphart 222 W. Adams St. Chicago, IL 60606	97,306,664(1)	52.81%

Simon Skurkovich, M.D. 802 Rollins Avenue Rockville, MD 20852	17,748,840(2)	10.71%

Edmond F. Buccellato 6355 Topanga Canyon Boulevard, Suite 510 Woodland Hills, CA 91367	12,788,754(3)	7.72%

Boris Skurkovich, M.D. 18 Blaisdell Ave. Pawtucket, RI 01860	8,227,264(4)	5.00%

Lawrence Loomis 9110 Red Branch Road Columbia, MD 21045	3,339,053(5)	2.02%

Thomas J. Pernice 141 W. Jackson Blvd., Suite 2182 Chicago, IL 60604	2,757,443(6)	1.66%

Joseph A. Bellanti, M.D. 6007 Corewood Lane Bethesda MD 20816	855,000(7)	*

Keith Gregg 205 Powell Place Brentwood, TN 37027	830,000(8)	*

All officers and directors as a group (9)	144,277,844	72.94%

(1)    Shares held in the name of Richard P. Kiphart include the right to acquire (before giving effect to the reduction of the conversion price to $0.015 per share pursuant to the Agreement) 15,490,232 shares, upon the conversion of $3,872,558 principal amount of the Company’s 2002 Subordinated Convertible Pay-In-Kind Notes Due June 1, 2006 (“2002 Convertible Notes Due 2006”), the right to acquire 3,883,824 shares, upon the conversion of $958,456 principal amount of the Company’s 2003 Subordinated Convertible Pay-In-Kind Notes Due September 30, 2007 (“2003 Convertible Notes Due 2007”), and the right to acquire 1,867,875 shares upon the conversion of $196,127 principal amount of the Company’s 2005 Subordinated Convertible Pay-In-Kind Notes Due September 30, 2009 (“2005 Convertible Notes Due 2009”) (with the principal amount of such Convertible Notes and the number of shares issuable upon conversion all determined as of June 30, 2006), and options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares of Common Stock at an exercise price of $0.42 per share and options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share. (The number of shares issuable upon conversion of such Convertible Notes will be 335,142,733 upon giving effect to the reduction of the conversion price to $0.015 per share).

(2)    Includes shares held in the name of Simon Skurkovich (385,440), options to purchase up to 300,000 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 623,000 shares of Common Stock at an exercise price of $0.10 per share, and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, up to 30,000 shares of Common Stock at an exercise price of $0.42 per share, options to purchase up to 450,000 shares of Common Stock at an exercise price of $0.16 per share, options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share, and options to purchase up to 1,230,000 shares of Common Stock at an exercise price of $0.03 per share. Simon Skurkovich is the father of Boris Skurkovich but disclaims beneficial ownership of the shares attributed to him and disclaims that the two of them are part of a "group" for SEC purposes.
(3)    Shares held in the name of Edmond F. Buccellato comprise shares held in the name of the Buccellato Living Trust (17,000 shares), shares held in the name of the Edmond F. and Leana J. Buccellato Living Trust (828,719 shares), shares held in the name of Buccellato & Finkelstein, Inc. (88,334 shares) and shares held in the name of Amy Buccellato (76,558 shares). Includes options to purchase up to 105,543 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 50,000 shares of Common Stock at an exercise price of $0.10 per share, options to purchase up to 50,000 shares of Common Stock at an exercise price of $0.20 per share, options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares of Common Stock at an exercise price of $0.42 per share, options to purchase up to 1,500,000 shares of Common Stock at an exercise price of $0.16 per share, options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share, and options to purchase up to 930,000 shares of Common Stock at an exercise price of $0.03 per share.
(4)    Shares held in the name of Boris Skurkovich include shares held in his name (1,785,384), and shares held in the name of Carol Marjorie Dorros (1,965,555) and Samuel Aaron Skurkovich (3,011,325) and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares at an exercise price of $0.42 per share, options to purchase up to 450,000 shares of Common Stock at an exercise price of $0.16 per share, options to purchase up to 25,000 shares at $0.20 per share, and options to purchase up to 930,000 shares of Common Stock at an exercise price of $0.03 per share.
(5)    Includes shares held in the names of Lawrence Loomis (924,053 shares) and New Horizons Diagnostics, Inc. (200,000 shares), and options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares of Common stock at an exercise price of $0.42 per share, options to purchase up to 1,200,000 shares of Common Stock at an exercise price of $0.16 per share, options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share, and options to purchase up to 930,000 shares of Common Stock at an exercise price of $0.03 per share.

(6)    Shares held in the name of Thomas J. Pernice include warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.25 per share, warrants assigned by Cappello Capital Corp. to purchase 1,042,443 shares of Common Stock at an exercise price of $0.15 per share, options to purchase up to 10,000 shares of Common Stock at an exercise price of $0.25 per share, options to purchase up to 20,000 shares of Common Stock at an exercise price of $0.21 per share, options to purchase up to 30,000 shares of Common Stock at an exercise price of $0.42 per share, options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20 per share, and options to purchase up to 1,530,000 shares of Common Stock at an exercise price of $0.03 per share.
(7)    Shares held in the name of Joseph A. Bellanti comprise options to purchase up to 25,000 shares of Common Stock at an exercise price of $0.20, and options to purchase up to 830,000 shares of Common Stock at an exercise price of $0.03 per share.
(8)    Shares held in the name of Keith Gregg include options to purchase 830,000 shares of Common Stock at an exercise price of $0.03 per share, but do not include 60,000 shares of Common Stock underlying a warrant issued at an exercise price of $0.10 which vests in three equal installments beginning December 31, 2006.
(9)    Includes 1,142,493 shares of Common Stock underlying warrants, 12,463,543 shares of Common Stock underlying options and 21,266,931 shares of Common Stock underlying outstanding 2002 Convertible Notes Due 2006, 2003 Convertible Notes Due 2007 and 2005 Convertible Notes Due 2009 (with the number of shares issuable upon conversion of such Convertible Notes determined as of June 30, 2006, and before taking into account the reduction in the conversion price to $0.015 per share pursuant to the Agreement). The number of shares issuable upon conversion of such Convertible Notes will be 335,142,733 based upon the principal amount thereof as of June 30, 2006, and upon giving effect to the reduction of the conversion price to $0.015 per share.
______________________________________________________________________________
* Represents less than 1% of the outstanding shares of Company Common Stock.

CONTROLLING STOCKHOLDERS

On August 29, 2006, Richard P. Kiphart and Simon Skurkovich, M.D., owning approximately 56% of our issued and outstanding common stock, consented in writing to approve the Amendment to Certificate.

Name and Address	Number of Shares	Percent(1)

Richard P. Kiphart 222 W. Adams Street Chicago, Illinois 60606	76,039,733	46.65%

Simon Skurkovich, M.D. 802 Rollins Avenue Rockville, Maryland 20852	15,060,840	9.24%

Note:	We have been advised that each person above has sole voting and investment power over the shares indicated above.
(1)	Based upon 163,000,739 shares of common stock outstanding on August 29, 2006.

Under Section 14(c) of the Exchange Act, the action taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this Information Statement. We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken. All necessary corporate approvals have been obtained, and this information statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken, as required by the Exchange Act.

FEDERAL SECURITIES LAWS

The Company’s shares of common stock to be issued in connection with the Agreement (“Shares”) will not be registered initially under the Securities Act, except as otherwise provided in the Agreement with respect to the subsequent filing of a registration statement in connection with the Rights Offering. It is intended that such Shares will be issued pursuant to the private placement exemption under Section 4(2) and/or Regulation D of the Securities Act or other available exemption. These Shares are deemed “restricted securities” and will bear an appropriate restrictive legend indicating that the resale of such Shares may be made only pursuant to registration under the Securities Act pursuant to an available exemption from such registration.

After the closing pursuant to the Agreement, we anticipate that our common stock will continue to be quoted on the OTC Bulletin Board. The Shares of common stock will be “restricted securities” within the meaning of Rule 144 promulgated under the Securities Act. Under the provisions of Rule 144, restricted securities may be sold into the public market, subject to holding period, volume and other limitations set forth under the Rule. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year, including any person who may be deemed to be an “affiliate,” as defined under the Securities Act, is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of:

•	the average weekly trading volume in the common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale, or

•	1% of the shares then outstanding.

In order for a stockholder to rely on Rule 144, we must have available adequate current public information with respect to our business and financial status. A person who is not deemed to be an affiliate and has not been an affiliate for the most recent three months and who has held restricted shares for at least two years, would be entitled to sell such shares under Rule 144(k) without regard to the various resale limitations of Rule 144.

WHERE YOU CAN FIND MORE INFORMATION

As required by law, we file annual and periodic reports and other information with the SEC. These reports and other information contain additional information about our company. You can inspect and copy these materials at the Securities and Exchange Commission public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on public reference rooms. Some of this information may also be accessed on the World Wide Web through the SEC’s Internet address at “http://www.sec.gov.”

Statements contained in this Information Statement or in any document incorporated into this Information Statement by reference regarding the contents of any contract or other document are not necessarily complete and each such statement is qualified in its entirety by reference to such contract or other document filed as an exhibit with the SEC.

The SEC allows us to incorporate by reference into this Information Statement documents we file with the SEC, which means that we can disclose important information by referring to those documents. The information incorporated by reference into this Information Statement is considered to be a part of this Information Statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed:

•	Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005;

•	Our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006, and June 30, 2006; and

•	Our Current Report on Form 8-K filed on August 30, 2006.

We will provide without charge, upon written or oral request by a stockholder, a copy of any and all of the documents referred to above that have been, or may be, incorporated by reference herein. Written requests should be sent to our principal offices at 141 West Jackson Boulevard, Suite 2182, Chicago, Illinois 60604. Oral requests may be made to our principal offices, telephone number (312) 427-1912.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS INFORMATION STATEMENT. THE DATE OF THIS INFORMATION STATEMENT IS SEPTEMBER 14, 2006. WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION DIFFERENT FROM THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS INFORMATION STATEMENT IS ACCURATE AS OF ANY LATER DATE THAN THE DATE OF THE INFORMATION STATEMENT, AND THE MAILING OF THIS INFORMATION STATEMENT TO STOCKHOLDERS WILL NOT CREATE ANY IMPLICATION TO THE CONTRARY.

September 14, 2006	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Thomas J. Pernice
Thomas J. Pernice, Secretary